EXHIBIT 3(ii)







                        FIRST AMENDED AND RESTATED BYLAWS
                                       OF
                          CHARTWELL INTERNATIONAL, INC.

                              A Nevada Corporation

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                                TABLE OF CONTENTS


ARTICLE I            OFFICES...................................................1
   l.l.      Registered Office and Agent.......................................1
   1.2.      Other Offices.....................................................1

ARTICLE II           STOCKHOLDERS..............................................1
   2.1.      Annual Meetings...................................................1
   2.2.      Special Meetings..................................................1
   2.3.      Place of Meeting..................................................1
   2.4.      Notice of Meetings................................................1
   2.5.      Waiver of Notice..................................................2
   2.6.      Organization......................................................2
   2.7.      Voting............................................................2
   2.8.      Stockholders Entitled to Vote.....................................2
   2.9.      Proxies...........................................................2
   2.10.     Quorum............................................................2
   2.11.     Absence of Quorum.................................................2
   2.12.     List of Stockholders..............................................3
   2.13.     Action by Stockholders Without a Meeting..........................3
   2.14.     Inspector of Election.............................................3

ARTICLE III          BOARD OF DIRECTORS........................................4
   3.1.      Number and Term of Office.........................................4
   3.2.      Election of Directors.............................................4
   3.3.      Removal of Directors..............................................4
   3.4.      Vacancies and Newly Created Directorships.........................4
   3.5.      Resignations......................................................5
   3.6.      General Powers....................................................5
   3.7.      Annual Meetings...................................................5
   3.8.      Regular Meetings..................................................5
   3.9.      Special Meetings..................................................5
   3.10.     Notice............................................................5
   3.11.     Waiver of Notice..................................................5
   3.12.     Quorum............................................................6
   3.13.     Action by Directors or Committee Without Meeting..................6
   3.14.     Telephone / Electronic Meetings...................................6
   3.15.     Compensation......................................................6
   3.16.     Reliance on Accounts and Reports, etc.............................6
   3.17.     Presumption of Assent.............................................6

ARTICLE IV           COMMITTEES................................................7
   4.1.      How Constituted...................................................7
   4.2.      Proceedings, Quorum and Manner of Acting..........................7

ARTICLE V            OFFICERS AND AGENTS.......................................7
   5.1.      Officers..........................................................7
   5.2       Election..........................................................7
   5.3.      Subordinate Officers..............................................7
   5.4.      Removal and Resignation...........................................8
   5.5.      Vacancies.........................................................8
   5.6.      Chairman of the Board.............................................8
   5.7.      Chief Executive Officer...........................................8
   5.8.      President.........................................................8
   5.9.      Vice-Presidents...................................................8
   5.10.     Secretary.........................................................9
   5.11.     Assistant Secretaries.............................................9
   5.12.     Chief Financial Officer (Treasurer)...............................9
   5.13.     Assistant Financial Officers.....................................10
   5.14.     Salaries.........................................................10

ARTICLE VI           CAPITAL STOCK............................................10
   6.1.      Signatures.......................................................10
   6.2.      Certificates.....................................................10
   6.3.      Classes of Stock.................................................10
   6.4.      Consideration for Shares.........................................11
   6.5.      Transfer of Capital Stock........................................11
   6.6.      Registered Stockholders..........................................11
   6.7.      Transfer Agents and Registrars...................................11
   6.8.      Fixing or Determination of Record Date...........................11
   6.9.      Lost or Destroyed Certificates...................................12

ARTICLE VII          FINANCE..................................................12
   7.1.      Checks, Drafts, etc..............................................12
   7.2.      Fiscal Year......................................................12

ARTICLE VIII         INDEMNIFICATION..........................................12
   8.1.      Action, Suites or Proceedings Other than by or in the Right of the
             Corporation......................................................12
   8.2.      Actions or Suits by or in the Right of the Corporation...........13
   8.3.      Indemnification of Successful Party..............................13
   8.4.      Determination of Right to Indemnification........................13
   8.5.      Advance of Costs, Charges and Expenses...........................14
   8.6.      Settlement.......................................................14
   8.7.      Other Rights; Continuation of Right to Indemnification...........14
   8.8.      Insurance........................................................14
   8.9.      Saving Clause....................................................15
   8.10.     Subsequent Legislation...........................................15

ARTICLE IX           MISCELLANEOUS............................................15
   9.1.      Seal.............................................................15
   9.2.      Books and Records................................................15
   9.3.      Waivers of Notice................................................15
   9.4       Representation of Shares of Other Corporations...................15
   9.5.      Amendments.......................................................16



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                      FIRST AMENDED AND RESTATED BYLAWS OF
                         CHARTWELL INTERNATIONAL, INC.,
                              A Nevada Corporation

                                    ARTICLE I

                                     OFFICES

     1.1. Registered Office and Agent. The principal office and resident agent of Chartwell International, Inc., a Nevada corporation (the "Corporation"), in Nevada shall be as designated by the Board of Directors from time to time.

     1.2. Other Offices. The Corporation may establish and maintain such other offices at such other places of business both within and without the State of Nevada as the Board of Directors may from time to time determine.

                                   ARTICLE II

                                  STOCKHOLDERS

     2.1. Annual Meetings. The annual stockholders' meeting for electing Directors and transacting other business shall be held at such time and place within or without the State of Nevada as may be designated by the Board of Directors in a resolution and shall be set forth in the notice of the meeting. Failure to hold any annual stockholders' meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

     2.2. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors, Chairman of the Board, if one be elected, by the President, or by any two (2) Directors. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice thereof.

     2.3. Place of Meeting. All stockholders' meetings shall be held at such place, within or without the State of Nevada as shall be fixed from time to time by resolution of the Board of Directors.

     2.4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

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     2.5.  Waiver of Notice.  Whenever any notice is required to be given to any stockholder of the Corporation under the provisions of any statute, the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     2.6. Organization. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he or she is not present or one has not been elected, by the President, or if nether the Chairman of the Board nor the President is present, by a temporary chairman to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, or if neither the Secretary nor any Assistant Secretary is present, by a temporary secretary to be chosen by a majority of the stockholders entitled to vote who are present in person or by proxy at the meeting.

     2.7. Voting. Except as otherwise specifically provided by the Articles of Incorporation, these Bylaws or by statute, all matters coming before any meeting of stockholders shall be decided by a vote of the majority of the votes cast. The stockholders' vote may be by voice vote or by ballot as determined by the Board of Directors.

     2.8. Stockholders Entitled to Vote. Each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his or her name on the books of the Corporation on the record date fixed or determined pursuant to Section 6.8 hereof.

     2.9. Proxies. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been executed in writing by the stockholder or by his or her attorney-in-fact duly authorized in writing. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     2.10. Quorum. The presence at any stockholders' meeting, in person or by proxy, of the record holders of shares aggregating more than fifty percent (50%) the number of shares entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business. The stockholders present at the stockholders meeting, for which a quorum exists, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     2.11. Absence of Quorum. In the absence of a quorum at any stockholders' meeting, a majority of the total number of shares entitled to vote at the meeting and present there at, in person or by proxy, may adjourn the meeting for a period not to exceed sixty (60) days at any one adjournment. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been

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transacted  at the  meeting  originally  called  may be  transacted  at any such adjourned meetings at which a quorum is present.

     2.12. List of Stockholders. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of stockholders, a complete current list of the stockholders entitled to vote at such meeting or any adjournment thereof, shall be kept on file at the principal office of the Corporation, whether within or without the State of Nevada, and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section 2.12 shall not affect the validity of any action taken at such meeting of stockholders.

     2.13. Action by Stockholders Without a Meeting. Any action required to be taken at a meeting of the stockholders of the Corporation or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Such consents shall have the same force and effect as a vote in person of the stockholders of the Corporation. A consent shall be sufficient for this Section 2.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

     2.14. Inspector of Election. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, the chairman of the meeting may appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three
(3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

          These inspectors shall:

                (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

                (b) Receive votes, ballots or consents;

                (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

                (d) Count and tabulate all votes or consents;


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                (e) Determine when the polls shall close;

                (f) Determine the result; and

                (g) Do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     3.1. Number and Term of Office. The Board of Directors of the Corporation shall consist of not less than three (3) and not more than seven (7) Directors, as determined by the Board of Directors of the Corporation. Each Director (whenever elected) shall hold office until his or her successor shall have been elected and qualified unless he or she shall resign or his or her office shall become vacant by his or her death or removal. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

     3.2. Election of Directors. Except as otherwise provided in Sections 3.3 and 3.4 hereof and except as otherwise provided in the Articles of Incorporation, the Directors shall be elected annually at the annual stockholders' meeting for the election of Directors. The persons elected as Directors shall be those nominees, equal to the number then constituting the Board of Directors, who shall receive the largest number of affirmative votes validly cast at such election by the holders of shares entitled to vote therefor. Failure to annually re-elect Directors of the Corporation shall not affect the validity of any action taken by a Director who shall have been duly elected and qualified and who shall not, at the time of such action, have resigned or been removed from his or her position as a Director of the Corporation.

     3.3. Removal of Directors. At a meeting called expressly for that purpose, any director or one or more of the incumbent directors may be removed from office by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote at the meeting, unless otherwise provided by the Nevada Revised Statutes.

     3.4. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office and until his or her successor shall have been elected and qualified. Any number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or a special meeting of the stockholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of directors shall hold such position until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified.


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     3.5.  Resignations.  Any  Director  may  resign at any time by  mailing  or delivering or by transmitting by facsimile, telegram or cable written notice of his or her resignation to the Board of Directors of the Corporation at the Corporation's principal office or its registered office in the State of Nevada or to the President, the Secretary, or any Assistant Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or if no time be specified, then at the time of receipt thereof.

     3.6. General Powers. The business of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things that are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

     3.7. Annual Meetings. The annual meeting of the Board of Directors for electing officers and transacting other business shall be held immediately after the annual stockholders' meeting at the place of such meeting. Failure to hold any annual meeting of the Board of Directors of the Corporation at the designated time shall not cause a forfeiture or dissolution of the Corporation.

     3.8. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Nevada. Notice of regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made.

     3.9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one be elected, or by the President on two days' notice to each Director specifying the time and place (within or without the State of Nevada) of the meeting, and shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) or more Directors.

     3.10. Notice. All notices to a Director required by Sections 3.7 or 3.9 hereof shall be addressed to him at his or her residence or usual place of business and may be given by mail, facsimile, e-mail, telegram, radiogram, cable or by personal delivery. No notice need be given of any adjourned meeting.

     3.11. Waiver of Notice. Whenever any notice is required to be given to any Director of the Corporation under the provisions of any statute or under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a Director attends such a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.12. Quorum. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business and, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. In the absence of a quorum the Directors present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     3.13. Action by Directors or Committee Without Meeting. Any action permitted to be taken at a meeting of the Directors of the Corporation or any committee thereof or any action which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or members of the committee, as the case may be, entitled to vote with respect to the subject matter thereof such consent shall have the same force and effect as a unanimous vote of the Board of Directors or of the committee, as the case may be, of the Corporation. A consent shall be sufficient for this Section 3.13 if it is executed in counterparts, in which event all of such counterparts, when taken together, shall constitute one and the same consent.

     3.14. Telephone / Electronic Meetings. Any Director or any member of a committee may participate in a meeting of the Board of Directors or a committee, as the case may be, by means of a conference telephone, e-mail or other communications equipment by means of which all persons participating in such meeting can communicate with each other on a real-time basis, and such participation shall constitute the presence of such person at such meeting.

     3.15. Compensation. By resolution of the Board of Directors, any Director may be paid any one or more of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at meetings; or a stated salary as Director. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any capacity as an officer, employee, agent or otherwise, and receiving compensation therefore.

     3.16. Reliance on Accounts and Reports, etc. A Director, or a member of any committee designated by the Board of Directors, in the performance of his or her duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

     3.17. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered or certified mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE IV

                                   COMMITTEES

     4.1. How Constituted. The Board may designate one or more committees, including an Executive Committee, each consisting of two or more Directors. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but the designation of such committee and the delegation thereto of the authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     4.2. Proceedings, Quorum and Manner of Acting. Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

                                    ARTICLE V

                               OFFICERS AND AGENTS

     5.1. Officers. The officers of the Corporation shall be chosen by the Board and shall be a Chief Executive Officer and/or a President, and a Secretary and Chief Financial Officer (Treasurer). The Board may also choose a Chairman of the Board, a Chief Operating Officer, one (1) or more Vice- Presidents, one (1) or more Executive Vice-Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers, and such other officers with such titles and duties as may be appointed in accordance with the provisions of Section 5.3. Any number of offices may be held by the same person.

     5.2 Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5, shall be chosen annually by the Board, and each shall hold his or her office until he or she shall resign or shall be removed or otherwise disqualified to serve or his or her successor shall be elected and qualified.

     5.3. Subordinate Officers. The Board may appoint such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board may from time to time determine.

     5.4. Removal and Resignation. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board.

     Any officer may resign at any time by giving written notice to the Board or to the Chief Executive Officer, President or to the Secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     5.5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

     5.6. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board and stockholders and exercise and perform all such other powers and duties as may from time to time be assigned to him by the Board or prescribed by the Bylaws.

     5.7. Chief Executive Officer. The Chief Executive Officer, if there shall be such an officer, shall be the Chief Executive Officer of the Corporation, shall preside at all meetings of the stockholders and the Board in the absence of a Chairman of the Board, and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except when required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation.

     5.8. President. In the event a Chief Executive Officer is not elected, or in the event that the Chief Executive Officer elected by the Board is unable to act, or refuses to act, the President, if there shall be such an officer, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     5.9. Vice-Presidents. In the absence or disability of the President and the Chief Executive Officer, the Executive Vice-President or Vice-Presidents in order of their rank as fixed by the Board or, if not ranked, the Executive Vice-President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President and Chief Executive Officer. Each Vice-President shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Board or the Bylaws, and the President or the Chief Executive Officer.

     5.10. Secretary. The Secretary shall keep, or cause to be kept, at the principal office of the Corporation, or such other place as the Board may order, a book of minutes of all meetings of directors and stockholders, with the time and place of holding, whether regular or special and, if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meeting and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office or at the office of the Corporation's transfer agent, a share register or a duplicate share register showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and the date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by the Bylaws or by law to be given, shall keep the seal of the Corporation in safe custody and shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board, the Bylaws, or the President or Chief Executive Officer.

     5.11. Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretaries in order of their rank as fixed by the Board or, if not ranked, the Assistant Secretary designated by the Board shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and shall perform such other duties as from time to time may be prescribed by the Board or the Bylaws.

     5.12. Chief Financial Officer (Treasurer). The Chief Financial Officer shall be the Treasurer of the Corporation. The Treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares.

     The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board. The Treasurer shall be responsible for the proper disbursement of the funds of the Corporation as may be ordered by the Board or the President or Chief Executive Officer and shall render to the President or Board, whenever they request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall prepare a proper annual budget of income and expenses for each calendar year, revised quarterly, for approval of or revision by the Board and shall be responsible for the handling of finances in connection therewith. The Treasurer shall have such other powers and shall perform such other duties as may be prescribed by the Board and the President or Chief Executive Officer. The Treasurer shall see that all officers signing checks are bonded in such amounts as may be fixed from time to time by the Board.

     5.13. Assistant Financial Officers. In the absence of or disability of the Treasurer, the Assistant Financial Officers in order of their rank or, if not ranked, the Assistant Financial Officer designated by the Board shall perform all the duties of the Treasurer and, when so acting, shall have the powers of and be subject to all the restrictions upon the Treasurer. Each Assistant Financial Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board or the Bylaws and the President or Chief Executive Officer.

     5.14. Salaries. Salaries of officers and other persons employed by the Corporation shall be fixed periodically by the Board or established under agreement with the officers or such persons approved by the Board. No officer shall be prevented from receiving this salary because he or she is also a director of the Corporation.

                                   ARTICLE VI

                                  CAPITAL STOCK

     6.1. Signatures. The shares of the Corporation's capital stock shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary of the Corporation; and may be sealed with the seal of the Corporation, or a facsimile thereof. The signatures of the President or a Vice-President and of the Secretary or an Assistant Secretary upon certificates may be facsimiles if the certificate is countersigned or authenticated by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue..

     6.2. Certificates. Each certificate representing shares of the Corporation shall state upon the face thereof: (a) that the Corporation is organized under the laws of the State of Nevada; (b) the name of the person to whom such certificate is issue; (c) the number and class of shares which such certificate represents; and (d) the par value of each share represented by such certificate, or a statement that the shares are without par value. Each certificate shall also set forth conspicuously on the face or back hereof such restrictions upon transfer, or a reference thereto, if any. No certificate shall be issued for any shares until such share is fully paid.

     6.3. Classes of Stock. If the Corporation is or shall become authorized to issue shares of more than one (1) class, then, in addition to the provisions of
Section 6.2 hereof, every certificate representing shares issued by the Corporation shall also set forth upon the face or back of the certificate, or shall state that the Corporation will furnish to any stockholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the Corporation is or shall become authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

     6.4. Consideration for Shares. Shares having a par value may be issued for such consideration expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Shares without par value may be issued for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The Corporation may dispose of treasury shares for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other properly, tangible or intangible, or in labor or services actually performed or contracts for services to be performed for the Corporation.

     6.5. Transfer of Capital Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation upon surrender of the certificate or certificates, properly endorsed or accompanies by proper instruments of transfer, representing such shares, subject to the terms of any agreements among the Corporation and stockholders.

     6.6. Registered Stockholders. Prior to due presentment for registration of transfer of shares of stock, the Corporation may treat the person registered on its books as the absolute owner of such shares of stock for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have the express or other notice thereof, except as otherwise expressly provided by statute; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolute, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     6.7. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove one or more transfer agents or one or more registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned or authenticated by one of such transfer agents or one of such registrars of transfers and shall not be valid unless so countersigned or authenticated. If the same person shall be both transfer agent and registrar, only one countersignature or authentication by such person shall be required.

     6.8. Fixing or Determination of Record Date. The Board of Directors may fix, in advance, a date as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders and any adjournment thereof, or entitled to receive payment of any dividend or any other distribution, allotment of rights, or entitled to exercise rights in respect of any change, conversion, or exchange of capital stock, or entitled to give any consent for any purpose, or in order to make a determination of stockholders for any other proper purpose; provided, however, that such record date shall be a date not more than sixty (60) days nor less than ten (10) days before the date of such meeting of stockholders or the date of such other action. If no record date is so fixed, the record date for determining stockholders entitled to notice of or to vote at any stockholders' meeting shall be at the close of the business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall, unless otherwise specified by the Board of Directors, be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting, provided, however that the Board of Directors may fix a new record date for the adjourned meeting. Only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meetings and any adjournments thereof, or to receive payment of such dividend, or other distribution, or to receive such consent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date.

     6.9. Lost or Destroyed Certificates. The Board of Directors may direct that a new certificate or certificates of stock be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, at its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to make proof satisfactory to the Board of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the Board may determine, as indemnity against any claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

                                   ARTICLE VII

                                     FINANCE

     7.1. Checks, Drafts, etc. All checks, drafts or order for the payment of money shall be signed by one or more of officers or other persons as may be designated by resolution of the Board of Directors.

     7.2. Fiscal Year. The fiscal year of the Corporation shall be such as may from time to time be established by the Board of Directors.

                                  ARTICLE VIII

                                 INDEMNIFICATION

     8.1. Action, Suites or Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify any Director, Officer, employee or agent of the Corporation who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, Officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and, in the case of conduct in his or her official capacity with the Corporation, in a manner he or she reasonably believed to be in the best interest of the Corporation, or, in all other cases, that his or her conduct was at least not opposed to the Corporation's best interests. In the case of any criminal proceeding, he or she must have had no reasonable cause to believe his or her conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, or itself, determine that the individual did not meet the standard of conduct set forth in this paragraph.

     8.2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, Officer, employee or agent of the corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith and, in the case of conduct in his or her official capacity with the Corporation, in a manner he or she reasonably believed to be in the best interests of the Corporation and, in all other cases, that his or her conduct was at least not opposed to the Corporation's best interests; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of this duty to the Corporation or where such person was adjudged liable on the basis that personal benefit was improperly received by him, unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     8.3. Indemnification of Successful Party. To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise (including, without limitation, dismissal without prejudice) in defense of any action, suit, or proceeding referred to in this Article VIII or in defense of any claim, issue, or matter therein, he or she shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     8.4. Determination of Right to Indemnification. Any indemnification under Sections 8.1 or 8.2 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 8.1 or 8.2. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or, if such a quorum is not obtainable and a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or by the stockholders.

     8.5. Advance of Costs, Charges and Expenses. Cost, charges and expenses (including attorney's fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors as provided in Section 8.4 upon receipt of a written affirmation by the Director, Officer, employee or agent of his or her good faith belief that he or she has met the standard of conduct described in Sections 8.1 or 8.2, and an undertaking by or on behalf of the Director, Officer, employee or agent to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the Corporation as authorized in this Article VIII. The majority of the Directors may, in the manner set forth above, and upon approval of such Director, Officer, employee or agent of the Corporation, authorize the Corporation's counsel to represent such person in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     8.6. Settlement. If in any action, suit or proceeding, including any appeal, within the scope of Sections 8.1 or 8.2, the person to be indemnified shall have unreasonably failed to enter into a settlement thereof, then, notwithstanding any other provision hereof, the indemnification obligation of the Corporation to such person in connection with such action, suit or proceeding shall not exceed the total of the amount at which settlement could have been made and the expenses by such person prior to the time such settlement could reasonably have been effected.

     8.7. Other Rights; Continuation of Right to Indemnification. The indemnification provided by this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to person who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of heirs, executors, and administrators of such a person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the Nevada Corporation Code or any other applicable laws shall not in any way diminish any rights to indemnification of such Director, Officer, employee or agent or the obligations of the Corporation arising hereunder. This Article VIII shall be binding upon any successor corporation to this Corporation, whether by way of acquisition, merger, consolidation or otherwise.

     8.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provision of this Article VIII: provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of the majority of the Directors.

     8.9. Saving Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Director, Officer, employee and agent of the Corporation as to any cost, charge and expense (including attorney's fees), judgment fine and amount paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by an applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

     8.10. Subsequent Legislation. If the Nevada Corporation Code is amended after adoption of these Articles to further expand the indemnification permitted to Directors, Officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.1. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation. The form of seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any Officer or Director of the Corporation shall have the authority to affix the corporate seal of the Corporation to any document requiring the same.

     9.2. Books and Records. The Board of Directors shall have power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than stock ledger), or any of them, shall be open to the inspection of the stockholders. No stockholder shall have any right to inspect any account, book or document of the Corporation except at a time conferred by statute, unless authorized by a resolution of the stockholders or the Board of Directors.

     9.3. Waivers of Notice. Whenever any notice is required to be given by law, or under the provisions of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or person entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent of notice.

     9.4 Representation of Shares of Other Corporations. The Chief Executive Officer or President, in the event of his or her absence or inability to serve, any Vice-President and the Secretary or Assistant Secretary of this Corporation are authorized to vote, represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other corporation standing in the name of this Corporation. The authority herein granted to said officers to vote or represent on behalf of this Corporation any and all shares held by this

Corporation in any other corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by said officers.

     9.5. Amendments. The Board of Directors shall have the power to make, alter or repeal these Bylaws, in whole or in part, or adopt new Bylaws, at any time and from time to time. These Bylaws may be altered or repealed, and new Bylaws made, by the stockholders at any annual or special meeting if notice of the proposed alteration or repeal or new Bylaws is included in the notice or waiver of notice of such meeting. Any Bylaws adopted by the Board may be altered, amended or repealed by a majority of the stockholders entitled to vote.

                       CERTIFICATION OF ADOPTION OF BYLAWS


     I, David C. Adams, hereby certify that:

     1.  I  am  the  Secretary  of  Chartwell  International,   Inc.,  a  Nevada
corporation (the "Corporation"); and

     2. The foregoing Bylaws, consisting of sixteen (16) pages, are a true and correct copy of the First Amended and Restated Bylaws of the Corporation as duly adopted by approval of the Board of Directors of the Corporation pursuant to a unanimous written consent of the Board of Directors effective as of June 27, 2005.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 27 day of June, 2005.



                                  -------------------------------------
                                  David C. Adams, Secretary